SECURITIES AND EXCHANGE COMMISSION


Washington, D.C.  20549

_____________________




           EXHIBITS


              TO


         FORM 10Q-SB


       QUARTERLY REPORT


            UNDER


  THE SECURITIES EXCHANGE ACT OF 1934



  FOR THE QUARTER ENDED JUNE 30, 1996


______________________




FIRST  CHOICE  HEALTH  NETWORK,  INC.

(Name of small business issuer in its charter)






SUBSCRIPTION AGREEMENT

First Choice Health Network, Inc.
1100 Olive Way, Suite 1480
Seattle, WA 98101-1838

Gentlemen:
1.	Subscription.  Swedish Medical Center, a Washington non-profit corporation
("Swedish") hereby subscribes for and agrees to acquire Fifty-Eight Hundred (5,800) shares of Class B common stock (the "Stock") of First Choice Health Network, Inc., a Washington corporation (the "Company"), upon approval of a majority of the Directors of the Company, and the Company hereby accepts such subscription, all pursuant to the terms set forth herein.

2.	Purchase Price.  In consideration for such Stock, Swedish shall pay a total purchase price of $931,484.00, approximately $160.60 per share, payable in cash upon tender of this Subscription Agreement to the Company.

3.	Stockholder Restrictions.  Except as specifically set forth in this
Subscription Agreement, Swedish hereby acknowledges, adopts, accepts and agrees to be bound by all the terms and provisions of the Company's Articles of Incorporation, Bylaws, the Agreement Among Class B Shareholders and Affiliates, and all other corporate documents binding upon or affecting the Company's stockholders.

4.	Representations and Warranties.  Swedish hereby represents and warrants that:

(a)	Swedish is a Washington non-profit corporation in good standing in the state of Washington which has been granted tax exempt status as a charitable organization under Section 501(c)(3) of the Internal Revenue Code, is not formed for the specific purpose of acquiring the Stock, and has total assets in excess of $5,000,000.00;

(b)	The Stock is being acquired by Swedish for investment purposes only, for the account of Swedish and not with the view to any resale or distribution thereof, and Swedish is not participating, directly or indirectly, in an underwriting of such Stock and will not take, or cause to be taken, any action that would cause Swedish to be deemed an "underwriter" of such Stock as defined in Section 2(11) of the Securities Act of 1933, as amended;

(c)	Swedish has received and has carefully read a copy of the Company's
Articles of Incorporation, its Bylaws, its most recent audited financial statements, its 1995 year-end 10-K report, its first quarter 1996 10-Q report, and other subscription documents, and, in connection therewith, has had access to all other materials, books, records, documents, and information relating to the Company, and has been able to verify the accuracy of and supplement the information contained therein;

(d)	Swedish acknowledges that Swedish has been offered an opportunity to ask questions of, and receive answers from the Company, its President and Chief Executive Officer, Gary R. Gannaway, and its Chief Financial Officer,
Randy Barker, concerning the Company and its business, and that any request for such information has been fully complied with by them;

(e)	Swedish has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company, or Swedish has, together with its legal and financial advisors, such knowledge and experience in financial and business matters that Swedish and its legal and financial advisors are capable of evaluating the merits and risks of this investment;

(f)	Swedish has adequate means of providing for the current needs profits business and operations and possible contingencies, and Swedish has no need for liquidity with respect to its investment in the Company;

(g) Swedish has been advised that an investment in the Company involves substantial risk and Swedish is able to bear the economic risk of its investment in the Company and can withstand a complete loss of such investment; that there is no public market for the Company's Stock; and that it may not be possible to liquidate the investment in the Stock in case of an emergency;

(h)	Swedish is authorized and otherwise duly qualified to acquire the Stock;

(i)	The Company has made no representations or warranties in connection with
Swedish's purchase of the Stock; and

(j)	Prior to the time Swedish becomes committed to purchase the Stock,
Swedish knew of the restrictions on the Stock as described herein.

5.	Restrictions on Transferability of Interests.  Although the Company is a
reporting company under Section 12 of the 1934 Securities and Exchange Act, Swedish realizes that the Stock in the Company is not, and will not be, registered under the Securities Act of 1933, as amended (the "Act") or under the securities laws of any state. Swedish also understands that the Company has not agreed to register the Stock in the Company for distribution in accordance with the provisions of the Act or any applicable state securities laws, and that the Company has not agreed to comply with any exemption under the Act or any such laws for the resale of the Stock in the Company. Hence, Swedish understands that by virtue of the provisions of certain rules relating to "restricted securities" promulgated under the Act, the interest in the Company which Swedish has subscribed for hereby must be held indefinitely, unless and until subsequently registered under the Act and applicable state securities laws or unless an exemption from registration is available, in which case Swedish may still be limited with respect to the extent to which such interest may be transferred.

6.	Payment of Subscription.  Enclosed herewith is a cashier's or certified check payable to the order of the Company for the full amount of this subscription. If this subscription is rejected by Company's Board of Directors, the funds delivered herewith shall be returned to Swedish, without interest or discount, as soon as practicable.

7.	Withdrawal.  Swedish may at any time, voluntarily withdraw from the
Company, as a shareholder, effective upon giving notice of its intent to do so to the Company. In such event, Company shall repurchase Swedish's Stock on the same terms and conditions as established pursuant to the Bylaws of the Company then in effect. In the event Swedish withdraws prior to the payment of any capital call, Swedish shall not sufficiently given if sent by registered or certified mail, postage prepaid, and (i) if to the Company, at the address at the head of this Subscription Agreement, and (ii) if to Swedish, at the address set forth below, or (iii) at such other address as either Swedish or the Company shall designate to the other by notice in writing.

9.	Successors and Assigns.  This Subscription Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assigns of the Company and to the personal and legal representatives, heirs, guardians, successors, and permitted assignees of Swedish.

10.	Applicable Law.  This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Washington and, to the extent it involves any United States statute, in accordance with the laws of the United States.

IN WITNESS WHEREOF, Swedish has executed this Subscription Agreement, this ___16th__ day of _____July____, 1996.


  91-0433740
Tax Identification Number
Address:

  747 Broadway
  P.O. Box 14999
  Seattle, WA  98114-0999

                                      SWEDISH MEDICAL CENTER,
                                      a Washington non-profit corporation



                                      By    /s/Richard Peterson
                                      Its   President and CEO


Accepted:

FIRST CHOICE HEALTH NETWORK, INC.



By     /s/Gary R. Gannaway
     	Gary R. Gannaway, President and CEO






Exhibit 10.20

Product Line Management Agreement for Medicare SELECT
Olympic Health Management Systems, Inc.
322 N. Commercial St., Suite 300
Bellingham, WA  98225

  This Agreement is entered into by and between Olympic Health Management Systems, Inc. (hereinafter referred to as "Systems"), a consultant and third party administrator, and First Choice Health Network, Inc. (hereinafter referred to as "FCHN").

RECITALS

WHEREAS, FCHN has entered into an Agreement with First Choice Health Plan, Inc., (hereinafter referred to as "Health Plan") whereby FCHN member hospitals ("hereinafter referred to as "Hospitals") shall participate in a Medicare SELECT supplement program; and

WHEREAS, Medicare SELECT plan(s) will restrict payment of certain benefits to Hospitals unless the subscriber could not reasonably access care at Hospitals or the needed care was not available at Hospitals; and

WHEREAS, Systems has extensive experience in the sale, promotion, and management of provider-based Medicare supplement programs, including, but not limited to, third party administration, research, marketing, and contracting; and

WHEREAS, Systems collects considerable data from its automated interface with the Part B intermediary and, through this Product Line Management Agreement, agrees to provide monthly reports and interpretation to FCHN on sales, premium and claims activity.

Now, therefore, in consideration of the promises and mutual covenants herein stated, it is agreed by and between the parties hereto as follows:

Article I.   Systems' Obligations

1.1  	Health Plan Relations.  Systems shall advise FCHN on the status of the regulatory filing of Medicare SELECT Plan of Operations, Medicare SELECT contracts, premium rates, disclosure statement and other required forms, along with advertising that is required to be filed with the Office of the Insurance Commissioner. Systems will coordinate the development of the Plan of Operations in such areas as quality assurance standards, developing subscriber grievance procedures, marketing, and, as may be appropriate, negotiating, and revising the Network Hospital Agreement. Systems shall perform the ongoing Medicare supplement regulatory filing and reporting for the Medicare SELECT program as required by state and federal law.

1.2  	Monthly Product Line Reports.  Systems shall provide these monthly reports as follows:

1.2.1  	A report summarizing the data for the FCHN direct marketed
Medicare SELECT product.

1.2.2	  A report summarizing the data for the agent marketed Medicare
SELECT product. Said report to cover the service areas of all participating hospitals.

1.2.3	  Reports for each participating hospital summarizing the data for the participating hospital's respective service area.

	The monthly reports shall contain at least the following information:

	Current month and year to date sales summary; current month and year to date cancellation summary; current month and year to date in force plan summary; sales and in force statistical recap; risk pool analysis; and claims data in the aggregate and on a per member per month basis, by provider specialty and by network and non-network facilities.

1.3	  Quarterly Claims and Premium Accounting.  Within thirty (30) days of the end of each calendar quarter, Systems shall provide, in addition to the reports described in Sections 1.2.1, 1.2.2 and 1.2.3 of this Agreement, quarterly reports including the information in the monthly reports, and program performance analysis, including a program financial statement with both actual and projected data, accounting activities for premiums collected and claims paid, show total premiums collected and claims paid by subscriber, and further summarize by age and plan in both aggregate dollars and on a per member per month basis. Such reports shall include an Incurred But Not Reported (IBNR) claims reserve estimate.

1.4	  Specialty Reports.  If requested by FCHN, and subject to the provisions of 2.3.2, Systems will provide claims data for subscribers listing the provider charge, the Medicare allowable fee, deductibles and co-insurance paid below the Medicare allowable fee or above the Medicare allowable fee, Medicare payment, date of service, date of payment. This data can be sorted by subscriber, plan, provider, provider specialty, place of service, type of service, CPT code, age, sex, or any other data elements captured by Systems.
Such reports can be produced for any plan, consolidation of plans, or for any month or consolidation of months.

1.5	  Annual Premium Increases.  Systems shall provide to FCHN on an annual basis, or upon request, recommendations on premium increases required to meet FCHN's financial objectives as it relates to its risk, marketing objectives, and return on investment.


1.6  	Marketing Materials.  Systems shall assume responsibility for coordinating the review and filing of marketing materials requested by FCHN. Such marketing material must be authorized by the Health Plan and approved by the Office of the Insurance Commissioner prior to use.

1.7	  Hospitals Orientation Program.  Systems shall assist Hospitals in communicating the importance and procedures of Health Plan's Medicare SELECT program to its medical staff and employees. Such orientation shall include written communication as well as group presentations.

1.8	  Project Coordination.  The success of the Medicare SELECT program is contingent upon the support of Hospitals, communications with the Office of the Insurance Commission, communications on the status of the project with the Health Plan, customer support, and agent management.

1.9  	Exclusive Management.

1.9.1  	While this Agreement is in effect, and except as otherwise provided herein, Systems agrees not to provide services for Medicare SELECT products, to another hospital or hospital systems in the mutually agreed upon service areas for each hospital with which FCHN has signed a Network Hospital Agreement. For those hospitals which currently have executed a Network Hospital Agreement the service area is described by the map and zip codes on Attachment 1.9.1, attached hereto and incorporated herein by this reference.

1.9.2	  Systems agrees not to provide services for Medicare SELECT products to another hospital or hospital system, except for Whatcom County, Multicare and hospitals participating in the FCHP hospital sponsored Medicare
SELECT program (i) for a period of one (1) year in the areas served by FCHN owner hospitals, and (ii) for a period not to exceed six (6) months in the remaining counties in the state of Washington. For the purposes of this Agreement, those areas served by FCHN owner hospitals are defined as King, Pierce, Snohomish and Spokane counties in Washington state.

1.9.3	After the first six (6) months that this Agreement is in effect, Systems agrees that it will provide FCHN sixty (60) days prior written notice of its intent to provide Medicare SELECT product line management services to another hospital or hospital system ("Systems Hospital") in counties not serviced by FCHN owner hospitals, and the area in which the Hospitals sponsored Medicare SELECT product line will be offered. During this sixty (60) day period, FCHN shall the right to (i) invite the Systems
Hospital to sign a FCHN Network Hospital Agreement, or (ii) bring a different hospital into FCHN's Medicare SELECT program in the area identified in the notice. If FCHN brings a different hospital to Systems, Systems will not do business with Systems' Hospital. Any hospital proposed by FCHN under this paragraph, must be of equivalent size, and provide the same or greater level of services than the Systems' Hospital.
The provisions of this Section 1.9.3 shall expire one (1) year following the effective date of this Agreement.

1.9.4	  Systems shall not provide consulting services to insurers, health maintenance organizations or health care service contractors identified in
Exhibit 1.9.4 for the purposes of establishing a Medicare SELECT product, either agent or direct marketed, in the state of Washington for a period not to exceed one (1) year from the effective date of this Agreement.

Article II.   FCHN's Obligations

2.1	  Project Team.  FCHN shall assign an administrative point person to communicate with Systems. This individual shall be responsible for coordinating FCHN's obligations hereunder for a project team consisting of competent and appropriate staff, committed to the success of this project.

2.2	  Marketing.  All marketing activities must be authorized by Health Plan and approved by the Office of the Insurance Commissioner before production.
FCHN will notify Systems of any marketing activities which it desires.

2.3  	Reimbursement of Systems.

2.3.1.  	FCHN shall compensate Systems for its services in the amount of
$2,500.00 per month.

2.3.2	  FCHN shall reimburse Systems on a monthly basis for expenses directly incurred and requested by FCHN and for such expenses as are reasonably incurred by Systems in the performance of its obligations herein. Such expenses include, but are not limited to, travel, costs associated with the development of FCHN specific marketing materials, postage, telephone and any applicable taxes.

2.3.3	  Reimbursement to Systems shall be paid by FCHN within thirty (30) days of receipt of billing.

2.3.4	  A $15,000.00 deposit from FCHN shall remain with Systems for the term of this Agreement. The deposit shall be returned at the time Systems' services are terminated or applied against any outstanding billings.

Article III.   Maintenance and Access of Books and Records

3.1  	Maintenance of Records.  Systems shall maintain, at its administrative office(s), books and records of all transactions among itself, FCHN and Health Plan relating to the services which Systems performs for FCHN under this Agreement, and the Administrative Agreement with Health Plan. These books and records shall be maintained in accordance with prudent standards of insurance record-keeping during the term of this Agreement and for a minimum of four (4) years after any termination of this Agreement, or the longest period required by law.

	Further, in the event that this Agreement is subject to regulations promulgated by the implementation of 952 of the Omnibus Reconciliation Act of 1980 by the Health Care Financing Administration as codified under 42 USC 1395x(v)(1)(I), the following shall apply:

3.1.1  	Each party agrees, until the expiration of four (4) years after furnishing services under the terms of this Agreement, to make available, upon written request, to the Secretary of Health and Human Services or, upon request, to the Comptroller General, or any of their duly authorized representatives, this Agreement and all books, documents and records that are necessary to verify the nature and extent of the costs of such services.

3.2.2  	If either party carries out any of the duties of this Agreement through a subcontract with a related organization, having a value or cost of ten thousand dollars ($10,000.00) or more over a twelve (12) month period, such subcontract shall contain a clause to the effect that, until the expiration of four (4) years after furnishing such services pursuant to such subcontract, the subcontracting organization shall make available, upon written request, to the Secretary of Health and Human Services or, upon request, to the Comptroller General, or any of their duly authorized representative, this Agreement and all books, documents and records that are necessary to verify the nature and extent of the costs of such services.

3.2	  Inspection of Records.  FCHN shall have the right, during Systems'
regular business hours, to audit, examine, inspect, and copy all books and records. Systems will release to FCHN on demand any such books and records to answer inquiries or audits. FCHN shall pay for reasonable costs incurred by Systems.



Article IV.   Advertising

4.1	  Neither Systems or FCHN may use the name, image, promotional material, stationery, letterhead or logotype of the other party unless such use is expressly authorized in writing by the other party. Any unauthorized use of such items is outside the limited scope of authority granted by this Agreement.

Article V.   Term and Termination

5.1  	Term.  This Agreement will take effect on the Effective Date and shall remain in effect until terminated in accordance with the provisions of this
Article V.

5.2	  Written Notice.  Except as otherwise stated herein, this Agreement may be terminated, without cause, at the option of either party upon written notice to the other of not less than ninety (90) days. During the notice period, the parties shall continue to be bound by the terms of this Agreement.

5.3	  Upon Occurrence of Certain Events.  Either party may terminate this
Agreement immediately upon occurrence of any of the following events:

5.3.1  	The liquidation or dissolution of either party, whether voluntary or involuntary unless incidental to a reorganization of either party.

5.3.2	  The adjudication of either party as bankrupt; the execution by either party of an assignment for the benefit of creditors; or the appointment of a receiver for either party or a material portion of either party's assets, if the appointment is not vacated within ninety (90) days after the effective date of such appointment.

5.3.3	  Any state or federal regulation which significantly alters the
Medicare SELECT program.

5.4	  Cause.  Either party may, upon written notice to the other, terminate this Agreement immediately for cause. Termination for cause shall include, but not be limited to, fraud, failure to perform the terms of this Agreement, failure to secure and maintain necessary licenses and accreditation.

Article VI.   General Provisions

6.1	  Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto, and supersedes any and all other agreements, either oral or written.

6.2	  Severability.  If any term, provision, covenant, or condition of this
Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.3	  Amendment.  This Agreement may not be modified, changed, or amended in any respect unless agreed upon in writing and signed by the President or Vice President of each of the parties.


6.4	  Assignment.  This Agreement shall not be assigned by either party without prior written consent of the other, said consent shall not be unreasonably withheld.

6.5	  Law Governing.  This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

6.6	  Counterparts.  This Agreement may be executed in counterparts each of which shall have the same force and effect of an original.

6.7	  No waiver.  No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent or waiver by either party to a breach by the other, whether express or implied, shall not constitute a consent to waiver of, or excuse for, any different or subsequent breach.

6.8	  Indemnification and Hold Harmless.  Each party agrees to indemnify and hold the other harmless from any demands, suits, loss, liability, damage, claims cost, or expense (including reasonable attorney fees, at trial and on any appeal therefrom) arising out of the negligence of any employee, director, officer or agent of the indemnifying party in connection with this Agreement or the breach by the indemnifying party of any provision of this Agreement. For purposes of this Section, the term "agent" with reference to FCHN shall not include FCHN's Medical Staff, physicians and other health care providers who are not employed by FCHN.

6.9	  Relationship of Parties.  Each party hereto is an independent contractor with respect to the other and not an agent, servant or employee or joint venturer.

6.10	  Notices.  Any notice required to be given under the terms of this
Agreement shall be deemed to be received within three (3) days of its deposit in the United States mail, first class, postage pre-paid, or the next day if sent by overnight courier or upon actual receipt if hand delivered and if addressed to the parties at the addresses set forth below. The date the notice is sent shall be considered the date of Notice.

		If to FCHN:	   	First Choice Health Network, Inc.
				             	1100 Olive Way, Suite 1480
		             			Seattle, WA 98101-1838
   				          	Attention: Randy Barker

		If to Systems:		Olympic Health Management Systems, Inc.
				              322 N. Commercial Street, Suite 300
				             	Bellingham, WA 98225
				             	Attention: C. Paul Gauthier

	Either party may change the address to which such notices are to be directed upon written notice to the other party given in accordance with the terms thereof.






Article VII.   Effective Date

7.1	  The Effective Date of this Agreement is the _22_ day of _April_, 1996.

IN WITNESS WHEREOF, FCHN and Systems have, by their respective officers, executed this Agreement.

Olympic Health Management   			First Choice Health Network, Inc.
Systems, Inc.


By: 	/s/ C. Paul Gauthier	  		 	By: /s/	Randy Barker

Title: 	President			          		Title: 	VP, Finance

Date: 	May 7, 1996          				Date: 	April 23, 1996







Attachment 1.9.4


1.  	Any other Health Care Services Contractor incorporated in the State of
Washington, including any affiliated company, with the exception of HealthGuard Services of Washington.

2.  	Group Health Cooperative, Good Health Plan, Virginia Mason, Pacificare.

3.  Washington Health Network (WHN) and other subsidiaries of WHN.

4.	  Insurance companies, Third Party Administrators, Union Trusts, and other payors who are First Choice Health Network clients (see attached list of current First Choice Health Network clients). This restriction applies only to assistance with Olympic would provide to these payors to establish a program in the state of Washington. Olympic may work with these payors to help them establish a SELECT program in other states.

6.  	Ethix, Integrated Network Services and other PPOs incorporated in the state of Washington.











Exhibit 10.20a

Administrative Agreement

This Agreement is entered into this _22nd_ day of _April, 1996_, by and between First Choice Health Plan, Inc., a Washington health care service contractor ("FCHP"), and Olympic Health Management Systems, Inc. a third party administrator ("Olympic").

WITNESSETH THAT:

WHEREAS, FCHP desires to utilize the services of Olympic as a third party administrator for certain health coverages; and

WHEREAS, FCHP and Olympic are desirous of entering into an Agreement reflecting their rights and obligations with respect to this relationship; and

WHEREAS, the parties mutually agree that this Agreement, and any amendments, exhibits, and addenda thereto, if any, shall constitute the full and complete embodiment of the intention of the parties regarding all policies administered pursuant to this Agreement;

NOW, THEREFORE, for and in consideration of these premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I
Obligations of Olympic

1.  	Administrative Services.  Olympic, acting for and on behalf of FCHP, agrees to perform certain services relating to the administration of the Medicare supplement coverage in agreed upon service areas. Each service area and the functions to be performed by Olympic will be described in separate Exhibits which shall be consecutively numbered, executed by the parties, and by reference incorporated and made a part of this Agreement. Each Exhibit shall contain, at a minimum, the following information with respect to the applicable service areas:

a. 	Name of service area;
b.	 Contract forms to be administered;
c.	 Services to be performed by Olympic;
d.	 Amount to be paid to Olympic by FCHP for services to be performed; and
e.	 Any special instructions with regard to the applicable service areas.

2.  	Performance of Duties.  For all service areas, Olympic represents the following:

2.1  	It will conform its method of conducting business to rules mutually agreed upon by FCHP and Olympic and which comply with all applicable federal, state and local laws.

2.2	  Use of Approved Materials.  It will use the forms, materials and procedures approved by the FCHP. FCHP may revise such forms, materials and procedures from time to time. Such revision shall be effective as soon as practical but not more than ninety (90) days, or as required by a state, following the receipt of written notification of such revision.

2.3 	 Advertising.  It will submit to FCHP for prior written approval by FCHP the form and content of all advertising and sales literature to be used in any media for the solicitation of business for FCHP. After the form and content of all advertising have been approved by FCHP and approved for use by the Office of the Insurance Commissioner, the time and place of its use shall be at the discretion of Olympic, except in areas where such advertising may not be distributed due to prohibitions by state law. All information sent directly to agents for their information must be approved in advance by FCHP.

2.4	  Ownership of Books and Records.  All documents, books, records, and any other material of whatsoever nature of Olympic in any manner relevant to the administration of the Medicare supplement coverage products are and shall remain the property of the FCHP, and will be open for inspection by FCHP at all reasonable times during the time any policies administered hereunder are in force, and until the termination of all Olympic's duties and responsibilities under this Agreement. Copies of all such documents, books, records, and materials of Olympic shall be provided to FCHP, as may be required by FCHP, in a form acceptable to FCHP upon request. Olympic may maintain copies of such documents, books, records and materials to perform its obligations under this Agreement, after which all such documents, books, records and materials will be returned to FCHP, as described in Article IV,
Section 2 of this Agreement. Nothing within this section shall prohibit Olympic from providing to hospitals, who have contracted with FCHP, such information and/or reports as the hospitals are entitled to according to the terms of there respective agreements with FCHP.

2.5	  Advancing Business Interests.  It shall direct its efforts in the performance of services, toward advancing the business and interests of FCHP to the best of its ability. At no time shall Olympic engage in any practice prohibited by applicable state law.

2.6	  Periodic Reporting.  It will make reports of its conduct of the business in a form and at a time mutually agreed to by FCHP and Olympic, or required of FCHP to properly assess the experience under the Medicare supplement products and the proper level of rates for the Medicare supplement products.

2.7	  Governmental Reporting.  Olympic will be responsible for all required reporting to any and all government regulatory bodies in connection with Olympic's license requirements, if any, and the level of services provided to FCHP and will cooperate with FCHP in answering any complaints from the Office of the Insurance Commissioner or other regulatory bodies.

ARTICLE II
Obligations of FCHP

FCHP recognizes Olympic as the administrator for policies identified in the Exhibits and agrees to:

1.	  Payment to Olympic.  Pay Olympic, while this Agreement is in force, an allowance based on the functions performed by the Olympic. Such allowance will be agreed to in writing in each Exhibit attached hereto and made a part hereof, and may be modified from time to time by negotiations if there is a change in such functions or in the cost of their performance after the inception of this Agreement. Said allowance shall be computed on a monthly basis and paid to Olympic within thirty (30) days of the end of each calendar month.

2.	  Premium Rates.  Periodically determine the premium rates.  These rates are the final responsibility of FCHP and will be communicated to Olympic at least 60 days before they take effect.

3.	  Establishment of Bank Account(s).  FCHP shall establish one or more accounts into which premium may be deposited and claims paid. Premium collected by Olympic is to be deposited into said account(s) established by FCHP. Return premiums shall be remitted to the subscribers entitled thereto. Claim payments will be made from the account(s) established by FCHP. The bank account(s) are to be maintained to clearly record the deposits and withdrawals from the accounts on behalf of FCHP. All bank account records shall be promptly obtained and copies kept. FCHP may demand and be furnished copies upon request by FCHP. Withdrawals of FCHP's funds from the approved bank may be only for:

a.	  Remittance of return premium to persons entitled to them.
b.	  Payment of claims to subscribers or as otherwise assigned.
c.	  Payment of commission to agents entitled thereto.
d.	  Payment of Olympic's administrative fee.



ARTICLE III
Effective Date, Term and Termination

1.  	Effective Date.  This Agreement shall be effective on	April 22, 1996.

2.	  Term.  This Agreement shall have an initial term of twelve months from the effective date hereof and shall continue from year to year upon the expiration of said initial twelve-month period unless terminated in accordance with Article III, Sections 4 through 7.

3.	  Continuing Obligations.  Notwithstanding the termination, for any reason, of any Medicare supplement products, this Agreement, or any part thereof, may continue in effect, at the option of FCHP, until the date on which all premium due to FCHP has been remitted to FCHP.

4.	  Termination upon Written Notice.  This Agreement, or any Exhibit attached hereto, may be terminated at the option of either of the parties upon written notice to the other not less than 90 days before the date set for said termination.  This period of notice may be shortened by mutual agreement in writing signed by the parties hereto.

5.	  Termination for Cause.  Either party may, upon written notice to the other, immediately terminate this Agreement for cause. Termination for cause shall include, but not be limited to, fraud, or failure to obtain and maintain necessary licenses.

6.	  Opportunity to Cure.  If Olympic fails to perform any of its obligations under this Agreement, and such failure is detrimental to FCHP, or performs such obligations in a manner detrimental to FCHP, FCHP shall give detailed written notice of such failures of performances. Olympic shall initiate correction of such failures, performances or breaches within fifteen (15) days of receipt of such notice. If Olympic fails to complete said correction within thirty (30) days of receipt of such notice, FCHP may take whatever action is deemed necessary in its sole judgment, including immediate termination of this Agreement.

7.  	Insolvency.  In the event Olympic assigns its assets for the benefit of creditors or admits in writing its insolvency, FCHP may immediately terminate this Agreement, and may temporarily assume the duties of Olympic under this Agreement until such time as a successor administrator is appointed by FCHP.

ARTICLE IV
General Conditions

1.  	Entire Agreement.  This Agreement and the Exhibits attached hereto shall constitute the entire agreement between the parties relating to matters contained herein and shall supersede all prior written or oral agreements.
No modification or amendment or any provision hereof shall be binding upon any party hereto unless it is in writing and signed by the President or a Vice President of each of the Parties.

2.  	Maintenance of Books and Records.  Olympic shall maintain at its principal offices, for a period of five (5) years after this Agreement is terminated, a copy of the Medicare supplement contracts and Agreement, adequate books and records of all transactions between itself, FCHP and subscribers. After that time, said books and records shall be returned to FCHP. The books and records shall be maintained in accordance with present standards of insurance record keeping and in accordance with state law.

3. Federal Regulatory Requirement. In the event that this Agreement is subject to regulations promulgated by the implementation of 952 of the Omnibus Reconciliation Act of 1980 by the Health Care Financing
Administration as codified under 42 USC 1395x(v)(1)(I), the following shall apply:

3.1  	Each party agrees, until the expiration of four (4) years after furnishing services under the terms of this Agreement, to make available, upon written request, to the Secretary of Health and Human Services or, upon request, to the Comptroller General, or any of their duly authorized representatives, this Agreement and all books, documents and records that are necessary to verify the nature and extent of the costs of such services.

3.2	  If either party carries out any of the duties of this Agreement through a subcontract with a related organization, having a value or cost of ten thousand dollars ($10,000.00) or more over a twelve (12) month period, such subcontract shall contain a clause to the effect that, until the expiration of four (4) years after furnishing such services pursuant to such subcontract, the subcontracting organization shall make available, upon written request, to the Secretary of Health and Human Services or, upon request, to the Comptroller General, or any of their duly authorized representative, this Agreement and all books, documents and records that are necessary to verify the nature and extent of the costs of such services.


4.  	Underwriting of Plans.  FCHP's usual underwriting rules shall apply to the plans which are underwritten and issued by Olympic. Any exceptions to these rules must be communicated in written form to Olympic.

5.  	Payment of Premium.  Payment of premium to Olympic by a subscriber shall be deemed to have been received by FCHP.

6.	  Confidentiality.  The names and addresses of subscribers are information to be confidentially held by Olympic and FCHP except when used in legal proceedings against either Olympic or FCHP, or as otherwise provided in this Agreement.

7.  	Notices and Communications to Subscribers.  Any policies, certificates, booklets, termination notices or other written communications delivered by FCHP to Olympic for delivery to subscribers shall be delivered promptly by Olympic after receipt of instructions from FCHP to do so. Olympic or FCHP, depending upon which issues the certificates, shall give written notice to each subscriber of the identity and relationship of Olympic, FCHP and the subscriber.

8.  	Effect of State and Federal Regulation.  In the event that state or federal laws or regulations should change, alter or modify the present services or the standards of eligibility of subscribers, the terms and conditions of this Agreement shall be changed accordingly.

9.  	Indemnification.  Each party agrees to indemnify, defend, and hold harmless the other, its agents, officers and employees from and against any and all liability expense including defense costs and legal fees incurred in connection with claims for damages of any nature whatsoever arising from its performance or failure to perform its obligations hereunder.

10.  	Relationship of the Parties.  Each party hereto is an independent contractor with respect to the other and not an agent, servant or employee or joint venturer. It is expressly understood that without prior written authorization of the other party, neither party shall be the agent of the other in the negotiation of the provider agreements contemplated hereby, and shall have no authority whatsoever to bind the other party to the terms of any such agreement.

11.  	Waiver.  No act of forbearance or toleration on the part of either party in favor of the other in respect to provisions of the Agreement, either express or implied, shall be construed as a waiver by the party of any of its rights hereunder.

12.  	Assignment.  Neither party shall assign its rights or delegate its duties under this Agreement without the prior written consent of the other party, said consent shall not be unreasonably withheld.

13.  	Notices.  Any notices or communications required or permitted hereunder shall be duly given if delivered in person or sent by registered or certified mail addressed as follows:

	If to FCHP:	   		Randy Barker
   			           	First Choice Health Plan, Inc.
		              		1100 Olive Way, Suite 1480
			              	Seattle, WA  98101-1838

	If to Olympic:			C. Paul Gauthier, President
              				Olympic Health Management Systems, Inc.
			              	322 N. Commercial Street, Suite 300
			              	Bellingham, WA  98225

	or such other address as shall be furnished in writing to the other party hereto.

14. 	Severability.  If any term, provision, covenant, or condition of this
Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

15.  	Law Governing.  This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

16.  	Counterparts.  This Agreement may be executed in several copies of counterparts each of which shall have the same force and effect of an original.

16  	Headings.  The headings to the Articles, Sections and Paragraphs of this
Agreement are included only for the convenience of the parties and shall not have the effect of defining, diminishing or enlarging the rights of the parties or affecting the construction or interpretation of any portion of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as set forth herein.


Olympic Health Management 		      	First Choice Health Plan, Inc.
		Systems, Inc.



By: _/s/ C. Paul Gauthier ___      	By: __/s/ Randy Barker ___________

Title: ___President______	         	Title: _VP, Finance________________

Date: ___May 7, 1996____________  		Date: ___ April 23, 1996



Exhibit 10.20a

Administrative Agreement
Exhibit 1

This Administrative Agreement Exhibit 1 is attached to, and made a part of and subject to all of the provisions of the Administrative Agreement and any supplements thereto (hereinafter referred to as "Agreement") executed by and between First Choice Health Plan, Inc. (hereinafter referred to as "FCHP") and Olympic Health Management Systems, Inc. (hereinafter referred to as "Olympic").

The parties hereto, having first entered into the Agreement, now make this Exhibit as follows:

1.  	Service Area: See attached map and zip code list marked Attachment 1.1, attached hereto and incorporated herein by this reference.

2.	  Contract forms to be administered: 		ASTD.A (2/96), SELA.A (2/96),
                                     					SELB.A (2/96), SELC.A (2/96).

3.  	Services to be performed by Olympic:

a.  	Maintenance of applications and other necessary records so as to enable
FCHP to determine at any time, the true and accurate status of the Medicare supplement coverage in force.

b.  	Underwrite, issue and deliver to the subscriber forms supplied by or approved, in writing by FCHP, along with Medicare supplement coverage and/or amendments thereto.

c.  	Prepare and mail premium billings, statements or coupons as required.

d.  	Collect and remit premium and supporting premium reports, the form of which shall have been approved by FCHP, to the home office of FCHP or such other place as might be designated in writing by FCHP for receipt of premiums.

e.  	Pay Medicare supplement coverage claims in accordance with the terms of the contract.

f. Program accounting in accordance with standard insurance industry practices.

g.  	Provide monthly reports on claims adjudicated.  Said reports will be in an electronic format mutually agreed to by the parties.

h.  	Prepare and file with the Office of the Insurance Commissioner those premium rates, notices and other documents and forms required by law for the administration of the Medicare SELECT plans.

4.  	Administrative Fee: FCHP agrees to pay the following administrative fee to Olympic for the performance of the services designated: twelve (12) percent of earned premium.

5.	Exhibit Effective Date: __April 22, 1996____________________.

This Administration Agreement Exhibit 1 is executed in duplicate this ____7th_____________ day of __May, 1996_________________.

Olympic Health Management Systems, Inc. 		First Choice Health Plan, Inc.



By 		/s/ C. Paul Gauthier                 	By 	/s/ Randy Barker
                                        							VP, Finance






Exhibit 10.20b

Supervising Agent Addendum
To
Independent Agent Agreement


This Addendum is attached to and made a part of that Independent Agent Agreement (hereinafter referred to as "Agreement") by and between First Choice Health Plan, Inc. (hereinafter referred to as "FCHP") and Olympic Health Management Services, Inc. (hereinafter referred to as "Agent").

1.  	In addition to the duties outlined in the Agreement, Agent shall:

1.1  	Recruit, for appointment by FCHP as FCHP's representative, persons acceptable to FCHP for the sale of FCHP's plans. Agent shall organize, train, instruct and supervise the work of such Representatives so appointed.

1.2	  Recommend to FCHP the appointment and termination of Representatives to sell FCHP plans. FCHP shall not unreasonably refuse appointment of said Representatives. For the purposes of this Agreement, "Representative" means any person or entity, other than Agent, who is licensed by the State of Washington to sell health coverage and is recruited and trained by Agent to sell FCHP's Medicare supplement coverage.

2. For the services provided herein, FCHP shall compensate the Agent as follows:

2.1  	Commission.
	Except as otherwise provided in this Addendum, when a Representative solicits an application resulting in a plan being issued and remaining in force for at least thirty (30) days Agent will receive credit to Agent's commission account in an amount equal to eight (8) percent of the premium paid, less the commission due to the Representative under its agreement with FCHP.

	Said commission shall be payable for the life of the plan.

2.2  	Whenever a premium has been refunded to an applicant or subscriber in accordance with the rules and regulations of FCHP, the Agent agrees to immediately return to FCHP any commissions received as a result of that business.

3.  	Refunded Premium  In any contract year, whenever a premium has been refunded to an applicant or policyholder in accordance with the rules and regulations of FCHP, the Agent agrees to immediately return to FCHP any commissions received as a result of that business either directly or through a debit to the Agent commission account.

This Schedule is executed in duplicate this __7th____ day of __May, 1996.

First Choice Health Plan, Inc.		Olympic Health Management Services, Inc.

By: __/s/ Randy Barker         		By: ____/s/ C. Paul Gauthier

Title: __VP, Finance____________	WA CIC.: OLYMPHM068C5




Exhibit 10.20c

			Independent Agent Agreement


			      First Choice Health Plan, Inc.
			      1100 Olive Way, Suite 1480
     				Seattle, WA  98101


This Agreement is entered into by First Choice Health Plan, Inc. (referred to as
 We, FCHP, or Us), and the person signing as Agent (referred to as Agent of
You).

1.  	Agreement
	You agree to represent FCHP as an independent agent in accordance with this
Agreement, the rules of FCHP, the daily operating procedures established by the market manager and the laws and regulations in the state in which You operate.

2.  	Relationship
	You are an Independent Contractor and nothing in this Agreement shall be construed to create the relationship of employee and employer between You and FCHP. Nothing in this Agreement is intended to prevent You from engaging in other business activities. No business activities other than
 those	related  to this Agreement shall be conducted on FCHP's premises.

3.  	Territory
	Agent's appointment herein shall be for the territory defined by FCHP. Nothing in this Agreement confers on the Agent exclusive representation of FCHP in that Territory and FCHP may appoint such other agent or agents in the same Territory.

4.  	Authority
	While this Agreement is in effect, You will have the authority to:

		a.  	Procure applications for insurance issued by the FCHP for
    			which You have been appointed as agent, collect the
			    premium for the application and issue the receipt thereon;

		b.  	Deliver policies issued on applications so procured,
    			provided first premium has been paid;

		c.  	Give service to policyholder of policies so written, so as to
    			maintain the policies in force;

		d.  	Endeavor to procure applications for reinstatement of
    			lapsed polices.

5.    	Limitations of Authority
	 You agree not to perform any acts on behalf of FCHP for which You are
  not	authorized, such as:

		a.  	Accept risks, incur debt or liability or enter into contracts;

		b.  	Waive, alter, modify or change and FCHP policy or
    			procedure,	contract terms, rates or customary requirements;

		c.  	Endorse checks payable to FCHP;

		d.  	Deliver polices except in accordance with FCHP's
    			instructions and during the good health of the proposed
	     	insured; or

		e.  	Accept premiums except for the initial premium in
    			accordance with FCHP's procedures.

6.  	Compensation
    	As compensation in full for the performance of services by the Agent as authorized in this Agreement, FCHP shall pay Agent compensation as set forth in the attached Schedule of Commissions and Service Fees. Said Schedule may be altered, decreased, modified or withdrawn by FCHP at any time. Such change will be effective upon any business written subsequent to the effective date of the change.

    	FCHP shall provide a commission statement to Agent on a periodic basis. Said commission statement will show all activity on Agent's account.
     Agent has forty-five (45) days from the receipt of each commission statement to report, in writing, any disagreement or dispute with the contents of the commission statement. Failure to notify FCHP of any dispute with the commission statement within the forty-five (45) days shall constitute a waiver by Agent of the right to further audit of Agent's account the period represented by the commission statement.

7.  	General Provisions
 	a.  	Advertising and Sales Promotion Material
	  	1. You agree not to use any advertising materials, supplies or other printed or written material used in the sale or promotion of the FCHP's contracts without prior written approval of FCHP.

  		2. In the event you become aware of any materials used in the sale or promotion of the FCHP's policies which has not been approved by FCHP, you agree to promptly disclose such information to FCHP.

 	b.  	Collection of Premium Payment
	  	1.  You agree to remit immediately any monies collected by
    		  You on behalf of FCHP.

 	c.  	Indebtedness
	  	1.  FCHP is hereby given a lien upon any amounts due to Agent
    		  under this or any prior agreement as security for payment of
	      	any indebtedness owed to FCHP by You. In the event such amount is insufficient to satisfy Your indebtedness to FCHP, You agree to pay the unsatisfied portion in the lump sum to FCHP. Any commission or other amounts advanced to You before actually earned on premiums paid to FCHP, shall be an indebtedness under this section.


 	d.  	License Responsibility
	  	1.  You are required to maintain the appropriate license as required
    	  	in those states that you solicit insurance under the terms of this
	      	contract, and to provide to FCHP evidence of renewed license
	      	within thirty (30) days of expiration date.

 	e.  	Payroll and Employment Taxes
	  	1. No payroll or employment taxes of any kind shall be withheld or paid with respect to compensation paid Agent. The payroll and/or employment taxed are the sole responsibility of Agent. For the purposes of this Section, payroll and employment taxes include, but are not limited to, FICA, FUTA, federal personal income tax, state personal income tax, state disability insurance tax, and state unemployment tax.

 	f.  	Workers' Compensation
	  	1. No workers compensation insurance has been or will be obtained by FCHP on account of Agent.

 	g.  	FCHP Property
	  	1.  All printed matter or other supplies furnished to Agent by FCHP
    	  	is the property of FCHP and shall be promptly returned to FCHP
    	  	upon termination of this Agreement.

  		2 . All books or accounts, documents of every kind, vouchers, receipts notices, lists of policyholders, or papers of every kind used from time to time by Agent in connection with this Agreement, whether the cost thereof be paid be FCHP or by Agent, shall be and remain the property of FCHP, and the same subject at all times to inspection be FCHP on demand, and at the termination or cancellation of this Agreement the same shall be delivered to FCHP or such place as FCHP may designate.

 		3.   Any and all information obtained by Agent concerning any part
	      	of the business of FCHP, the names of subscribers, the dates
	      	premiums are due or are to become due shall be considered
	      	confidential information and Agent expressly agrees that at all times
	      	during the continuance of this Agreement or after its termination or
	      	cancellation Agent will not divulge to any person in any manner
      		any information acquired by Agent while acting as Agent of FCHP.

8.  	No Waiver
	No act of forbearance or toleration on the part of FCHP in favor of the agent in respect to provisions of the Agreement, either express or implied, shall be construed as a waiver by FCHP of any such rights or a waiver of any subsequent breach.

9.  	Non-Assignability
	No assignment of this Agreement nor any benefit to accrue hereunder, in
 whole or in part,	shall be valid or in any way binding on FCHP without prior
 written consent.

10.  	Termination
 	a.  	Either FCHP or Agent may terminate this Agreement immediately	by
       giving the other party written notice at any time.

 	b.  	It will terminate automatically at any time Agent's license	terminates
       for any reason.

11.  	Performance
	This Agreement shall be governed by and construed in accordance with the
 laws of	the State of Washington.

12.  	Severability
	Should any term of this Agreement be in violation of any law, rule, regulation or policy of any state or any of its departments, agencies or bureaus, now or in the future, this Agreement shall be amended so as to conform thereto; should any provision be void, it shall not affect the
 validity of the remaining provisions of this	Agreement.

13.  	Entire Agreement
	This Agreement, the Schedule of Commissions and Service Fees and amendments, if any, attached hereto, supersede all previous agreements between the parties, if any, and constitute the entire Agreement between the parties. This Agreement can be changed or modified in behalf of FCHP only by the written consent of the President or Vice President of FCHP.

14.  	Effective Date
	This Agreement shall take effect on __April 22, 1996_________.


In witness Whereof, this Agreement was executed on this __7th___day of __May, 1996__, at _Washington____.


First Choice Health Plan, Inc.



By:__/s/ Randy Barker_________          			_/s/ C. Paul Gauthier
					                                   		Agent Signature
						                                   	Olympic Health Management Services
Title:__VP, Finance__________				         Print Agent Name:

                                   							License No. OLYMPHMO68C5

                                   							File No.   FC11596_______

					                                     Mailing Address:

                                   							322 N. Commercial Street, Suite 300
                                   							Bellingham, Washington 98225



Exhibit 10.20d

Schedule of Commissions and Service Fees


Subject to Paragraphs 1 through 14 of the Independent Agent Agreement ("Agreement") to which this Schedule is attached and made a part of, and as long as the Agent is actively performing under the terms of the Agreement, the following commissions and fees shall be allowed on premiums paid for policies and riders approved and issued by First Choice Health Plan, Inc., ("FCHP"). Commissions and fees on premiums paid in advance of the current contract year shall not be paid until the contract year the premiums are due.

This Schedule is effective on April 22, 1996 and applies to any business solicited on or after this effective date.

a.  	Territory.
	This Schedule shall be limited to the State of Washington and the applicable service areas for Medicare SELECT.

b.  	Commission.
(1  )	During the First Contract Year.  When a contract is solicited by Agent and paid for, Agent will receive credit to Agent's commission account in an amount equal to eight (8) percent of the premium paid. Should a contract terminate for any reason, other than the death of the subscriber, during the first three (3) months, Agent's commission account will be charged an amount equal to the commission paid on the unearned portion of the premium. The charge back will occur, in full, immediately following the contract's termination and will be offset against any future commission earnings.

	When premium is paid to renew the contract into its next premium period, Agent will receive credit to Agent's commission account in the amount equal to eight (8) percent of the premium paid. Except as otherwise provided herein, Commission shall continue to be paid through the first six (6) years the contract is in force.

(2)  	In the case of an individual being converted from another agent marketed Medicare supplement plan offered by FCHP or an individual has been covered by an agent marketed Medicare supplement plan offered by FCHP in the previous twelve (12) months, Agent shall be entitled to receive such commission as would have been paid on the original contract.

(3)	  Refunded Premium.  In any contract year, whenever a premium has been refunded to an applicant or policyholder in accordance with the rules and regulations of FCHP, the Agent agrees to immediately return to FCHP any commissions received as a result of that business either directly or through a debit to the Agent commission account.

This Schedule is executed in duplicate this _7th_ day of _May, 1996.


First Choice Health Plan, Inc.	           		Olympic Health Management
                                      					Services, Inc.


By: 	/s/ Randy Barker		                   		By: ____/s/ C. Paul Gauthier

Title: 	VP, Finance	                        	WA CIC: OLYMPHM068C5